  EXHIBIT 10.2

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of March 20, 2020 (the “Agreement”), is executed by and among USAC ROSS LLC, a Delaware limited liability company having an address at c/o Amerinac Holding Corp., 5936 State Route 159, Chillicothe, Ohio 45601 (“USAC Ross”), USAC WA LLC, a Delaware limited liability company having an address at c/o Amerinac Holding Corp., 5936 State Route 159, Chillicothe, Ohio 45601 (“USAC WA” and, together with USAC Ross, the “Borrowers” and each a “Borrower”), and SUMMITBRIDGE NATIONAL INVESTMENTS VI LLC (the “Lender”), whose address is 1700 Lincoln Street, Suite 2150, Denver, Colorado 80203.

R E C I T A L S:

A. The Borrowers desire to borrow funds and obtain other financial accommodations from the Lender.

B. Pursuant to the Borrowers’ request, the Lender is willing to extend such financial accommodations to the Borrowers under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrowers agree to jointly and severally borrow from the Lender, and the Lender agrees to lend to the Borrowers, subject to and upon the following terms and conditions:

SECTION 1. DEFINITIONS

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Lender, any entity administered or managed by the Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in New York, New York.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

1

“Change in Control” shall mean the occurrence of any of the following events: (a) Guarantor shall cease to beneficially own and control, free and clear of any Lien (other than any Lien of the Lender), at least 51% of the issued and outstanding Capital Securities of each of the Borrowers entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Borrower; or (b) the Guarantor shall cease to own at least 51% of the Capital Securities of each of the Borrowers (determined both on an outstanding and an as diluted basis).

“Closing Date” shall mean March 20, 2020.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Default Rate” shall have the meaning set forth in the Note.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States.

“Guarantor” and “Guarantors” shall mean, respectively, each of and collectively, the Amerinac Holding Corp.

“Guaranty” shall mean the Guaranty of Payment, dated the date hereof, from the Guarantor(s) to the Lender, as the same may be amended or amended and restated from time to time.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

2

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lender and any parent corporation, Affiliate or Subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan” shall have the meaning as provided in Section 2.1 of this Agreement.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates from time to time executed and delivered by the Borrowers, the Guarantors or any other Person for the benefit of the Lender under this Agreement, and all amendments, restatements, supplements and other modifications thereto, and shall include, without limitation, this Agreement, the Note, the Guaranty, the Mortgages and any Environmental Indemnity Agreement.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of any Borrower taken as a whole, (b) a material impairment of the ability of any Obligor to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against any Borrower of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to the Lender under any Loan Document, or (iv) the rights or remedies of the Lender under any Loan Document.

“Mortgages” shall mean collectively, (i) that certain Deed of Trust dated as of the date hereof executed by USAC WA for the benefit of the Lender granting to the Lender a lien on the real estate situate in Chelan County, Washington (the “Washington Property”), and (ii) that certain Open-End Mortgage dated as of the date hereof executed by USAC Ross for the benefit of the Lender granting to the Lender a lien on the real estate situate in Shelby County, Ohio (the “Ohio Property”), together with any and all renewals, amendments, modifications, extensions, restatements or replacements of any of the foregoing.

3

“Note” shall mean a Promissory Note, dated as of the date hereof, in the original principal amount of $6,167,000.00 duly executed by the Borrowers (jointly and severally) and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement note(s) executed by the Borrowers and delivered to the Lender and given in substitution therefor.

“Obligations” shall mean the Loan, as evidenced by the Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder, including without limitation, all liabilities and obligations under this Agreement, under any other Loan Document, and any and all other liabilities and obligations owed by the Borrowers to the Lender from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals, extensions, restatements or replacements of any of the foregoing.

“Obligor” shall mean any of the Borrowers, any of the Guarantors, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

“Organizational Identification Number” means, with respect to a Borrower, the organizational identification number assigned to said Borrower by the applicable governmental unit or agency of the jurisdiction of organization of said Borrower.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business; (c) Liens granted to the Lender hereunder and under the Loan Documents; and (d) the first position Liens already of record as of the date hereof against the Washington Property and the Ohio Property.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Purchase and Sale Agreement” shall mean that certain Purchase and Sale Agreement dated on or about even date herewith, by and among Lender, Borrowers and ABTV, as court-appointed receiver.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrowers.

4

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“UCC” shall mean the Uniform Commercial Code in effect in the Delaware from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2 Other Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

SECTION 2. THE LOAN

2.1 Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, the Lender agrees to make a term loan to Borrowers in the amount of Six Million One Hundred Sixty Seven Thousand Dollars ($6,167,000.00) (the “Loan”). The Loan shall be evidenced by the Note. The Loan shall have a term of two (2) years (the “Loan Term”). The principal amount of the Loan shall bear interest, be payable and mature all in accordance with the terms set forth in the Note.

2.2 Payment Terms. Terms of payment shall be those as detailed under the Note.

2.3 [Reserved.]

2.4 Prepayment. The Loan may be prepaid at any time without penalty charge or fee, and if prepaid may be subject to a payoff discount as set forth in the Note.

2.5 Interest Computation; Default Rate. Except as otherwise set forth herein, all interest shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrowers hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under the Loan must be made by wire transfer or other immediately available funds. All payments made by the Borrowers hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by the Borrowers free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority. While any Event of Default exists, Borrowers agree to pay interest on the unpaid balance of the Note at the Default Rate.

5

2.6 Late Charge. If any payment of interest or principal due hereunder is not made within five (5) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, the Borrowers shall pay to the Lender a “late charge” of the greater of five percent (5%) of the amount overdue or $500 to defray part of the cost of collection and handling such late payment. The Borrowers agree that the damages to be sustained by the Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of the greater of five percent (5%) of the amount overdue or $500 is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

2.7 Authorization; Set Off. The Lender is authorized to charge any account of any Borrower at the Lender for the amount of any and all payments due under this Agreement, on the Note, or with respect to any other indebtedness of the Borrowers to the Lender. If any default occurs hereunder or with respect to any other indebtedness of any Borrower to the Lender, or any attachment of any balance of the Borrowers occurs or is contemplated, any indebtedness from the Lender to the Borrowers may be offset and applied toward the payment of the Note or other indebtedness to the Lender, whether or not the Note or such other indebtedness, or any part thereof, shall then be due.

2.8 Fees. For the Loan hereunder, at closing, the Borrowers shall pay to the Lender an origination fee equal to $61,750; provided, however, if Lender’s out-of-pocket costs and expenses incurred in connection with the Loan Documents and Purchase and Sale Agreement (including performance under Section 7 of the Purchase and Sale Agreement) exceeds $61,750, Borrowers agree to reimburse Lender for such difference promptly upon demand (the “Origination Fee”).

SECTION 3. [RESERVED]

SECTION 4. [RESERVED]

SECTION 5. [RESERVED]

SECTION 6. SECURITY FOR THE OBLIGATIONS

6.1 Security for Obligations. As security for the payment and performance of the Obligations, the Borrowers do hereby pledge, assign, transfer, deliver and grant to the Lender a continuing and unconditional first priority security interest in and to any and all property of the Borrowers, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”; the capitalized terms used in this Section 6.1 and not otherwise defined in this Agreement shall have the meanings as provided in the UCC):

6

(a) all property of, or for the account of, the Borrowers now or hereafter coming into the possession, control or custody of, or in transit to, the Lender or any agent or bailee for the Lender or any parent, Affiliate or Subsidiary of the Lender or any participant with the Lender in the Loan (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of the Borrowers, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Borrowers’ books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrowers’ right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Accounts and all Goods whose sale, lease or other disposition by the Borrowers has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrowers, or rejected or refused by an Account Debtor;

(ii) All Inventory, including raw materials, work-in-process and finished goods;

(iii) All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv) All Software and computer programs;

(v) All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles and Intellectual Property; and

(vii) All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

6.2 Other Collateral. In addition, the Obligations are also secured by the Mortgages. The Lender and Borrowers agree that the Mortgages shall be subject to release by Lender following Lender’s receipt of principal pay-downs of the Loan of 100% of the respective net proceeds in good funds in the following minimum amounts: $660,000 for the Ohio Property; and $1,985,000 for the Washington Property. This provision is intended to facilitate a refinance or sale of the properties encumbered by the Mortgages and, as a result, the funds required by this provision for release(s) of the Mortgage(s) are separate pay-down amounts without respect to any then-existing reduction of principal balance already made under the Loan pursuant to regularly-scheduled payments in accordance with the Note.

7

6.3 Possession and Transfer of Collateral. Unless an Event of Default exists hereunder, the Borrowers shall be entitled to possession or use of the Collateral (other than Instruments or Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required to be delivered to the Lender pursuant to this Section 6). The cancellation or surrender of the Note, upon payment or otherwise, shall not affect the right of the Lender to retain the Collateral for any other of the Obligations. The Borrowers shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that the Borrowers may sell Inventory in the ordinary course of business. Notwithstanding any other provision of the Loan Documents, the Borrowers may sell, assign, transfer, and convey any Collateral between them, and the same shall not constitute a breach of any Loan Document or an Event of Default.

6.4 Financing Statements. The Borrowers shall, at the Lender’s request, at any time and from time to time, execute (if applicable) and deliver to the Lender such financing statements, amendments and other documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Each Borrower hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of any Borrower that (a) indicate the Collateral (i) is comprised of all assets of the Borrowers or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether a Borrower is an organization, the type of organization and any Organizational Identification Number issued to any Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Each Borrower hereby agrees that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and each Borrower authorizes the Lender to file this Agreement as a financing statement in any jurisdiction. Each Borrower agrees to furnish any such information to the Lender promptly upon request. Each Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Agreement. In addition, each Borrower shall make appropriate entries on its books and records disclosing the Lender’s security interests in the Collateral.

6.5 Additional Collateral. The Borrowers shall deliver to the Lender immediately upon its demand, such other collateral as the Lender may from time to time request, should the value of the Collateral, in the Lender’s sole and absolute discretion, decline, deteriorate, depreciate or become impaired, and does hereby grant to the Lender a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Lender shall be and become part of the Collateral. The Lender’s security interests in all of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

8

6.6 Preservation of the Collateral. The Lender may, but is not required, to take such actions from time to time as the Lender deems appropriate to maintain or protect the Collateral. The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as the Borrowers shall reasonably request in writing which is not inconsistent with the Lender’s status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (ii) not extend to matters beyond the control of the Lender, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrowers, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrowers shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, each Borrower represents to, and covenants with, the Lender that each Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Borrower agrees that the Lender shall have no responsibility or liability for informing the Borrowers of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.7 Other Actions as to any and all Collateral. Each Borrower further agrees to take any other action reasonably requested by the Lender to ensure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral, including (a) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Each Borrower further agrees to indemnify and hold the Lender harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

9

6.8 Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrowers shall promptly notify the Lender thereof, and shall promptly obtain a collateral access agreement in form satisfactory to the Lender. The Lender agrees with the Borrowers that the Lender shall not give any instructions to such warehouseman or bailee pursuant to such collateral access agreement unless an Event of Default has occurred and is continuing, or would occur after taking into account any action by the Borrowers with respect to the warehouseman or bailee.

6.9 [Reserved.]

6.10 [Reserved.]

6.11 Commercial Tort Claims. If any Borrower shall at any time hold or acquire a Commercial Tort Claim, such Borrower shall immediately notify the Lender in writing signed by such Borrower of the details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the Lender, and shall execute any amendments hereto deemed reasonably necessary by the Lender to perfect its security interest in such Commercial Tort Claim.

6.12 Electronic Chattel Paper and Transferable Records. If any Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, said Borrower shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with the Borrowers that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Borrowers to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

SECTION 7. REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the Loan, each Borrower makes the following representations and warranties to the Lender, each of which shall survive the execution and delivery of this Agreement:

7.1 Borrower Organization and Name. Each Borrower is a corporation duly organized, existing and in good standing under the laws of its respective state of formation with full and adequate power to carry on and conduct its business as presently conducted. Each Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The exact legal name of each Borrower is as set forth in the first paragraph of this Agreement, and no Borrower currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name.

10

7.2 Authorization. Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of each Borrower. All necessary and appropriate action has been taken on the part of each Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3 Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4 Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by the Borrowers in connection with the Loan, and the borrowing by the Borrowers hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of incorporation or bylaws of the Borrowers, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrowers or any of their properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrowers, other than Liens in favor of the Lender created pursuant to this Agreement.

7.5 Ownership of Properties; Liens. Each Borrower is the sole owner all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

7.6 Equity Ownership. All issued and outstanding Capital Securities of the Borrowers are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Lender, if any, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Borrower.

11

7.7 Intellectual Property. Each Borrower owns and possesses or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of the Borrowers, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon the Borrowers, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does any Borrower know of any valid basis for any such claim.

7.8 Financial Statements. All financial statements submitted to the Lender have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of the Borrowers and the results of the operations for the Borrowers as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrowers to the Lender, there has been no change in the financial condition or in the assets or liabilities of the Borrowers having a Material Adverse Effect on the Borrowers.

7.9 Litigation and Contingent Liabilities. There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the knowledge of any Borrower, threatened, against any Borrower, which, if adversely determined, which might reasonably be expected to have a Material Adverse Effect upon any Borrower. Other than any liability incident to such litigation or proceedings, no Borrower has any material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments.

7.10 Event of Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Borrowers of any of the Obligations hereunder or under any of the other Loan Document, and no Borrower is in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party, the effect of which would have a Material Adverse Effect upon any Borrower.

7.11 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon any Borrower, or (b) would constitute an Event of Default or an Unmatured Event of Default.

7.12 Environmental Laws and Hazardous Substances. No Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of the Borrowers (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder. Each Borrower will comply in all material respects with all Environmental Laws and will obtain all licenses, permits certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of each Borrower’s knowledge, threatened, and each Borrower shall immediately notify the Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Substances. No Borrower has material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material. Each Borrower further agrees to allow the Lender or its agent access to the properties of the Borrowers to confirm compliance with all Environmental Laws, and the Borrowers shall, following determination by the Lender that there is non-compliance, or any condition which requires any action by or on behalf of the Borrowers in order to avoid any non-compliance, with any Environmental Law, at the Borrowers’ sole expense, cause an independent environmental engineer acceptable to the Lender to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

12

7.13 Solvency, etc. As of the date hereof, and immediately prior to and after giving effect to the Loan hereunder and the use of the proceeds thereof, (a) the fair value of each Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of each Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) each Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) no Borrower intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) no Borrower is engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.14 Security Interest. This Agreement creates a valid security interest in favor of the Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by the Lender or delivery of such Collateral to the Lender, shall constitute a valid, perfected, first-priority security interest in such Collateral.

7.15 Lending Relationship. The relationship hereby created between the Borrowers and the Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and no Borrower has relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Lender represents that it will receive the Note payable to its order as evidence of a loan.

7.16 Business Loan. The Loan, including interest rate, fees and charges as contemplated hereby, (a) is a business purpose loan, (b) is an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (c) does not, and when disbursed shall not, violate the provisions of the usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrowers or any property securing the Loan.

13

7.17 Taxes. Each Borrower has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Lender and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. There is no controversy or objection pending, or to the knowledge of the Borrowers, threatened in respect of any tax returns of any Borrower. Each Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.18 Compliance with Regulation U. No portion of the proceeds of the Loan shall be used by any Borrower, or any Affiliate of any Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.19 Governmental Regulation. No Borrower and no Guarantor, or after giving effect to the Loan, will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.20 [Reserved.]

7.21 Place of Business. The principal place of business of each Borrower where its books and records are located is the address for the Borrowers as listed in the opening paragraph of this Agreement. The location of all Collateral, if other than at such principal places of business, is as listed on the Schedule of Business Locations which is attached hereto as Exhibit A and the Borrowers shall promptly notify the Lender of any change in such locations and provided an updated schedule. The Borrowers will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Lender, except for Inventory sold in the usual and ordinary course of the Borrowers’ business.

7.22 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrowers to the Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrowers to the Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

14

SECTION 8. AFFIRMATIVE COVENANTS

8.1 Borrower Existence. Each Borrower shall at all times (a) preserve and maintain its existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (c) continue as a going concern in the business which each Borrower is presently conducting. If any Borrower does not have an Organizational Identification Number and later obtains one, the Borrowers shall promptly notify the Lender of such Organizational Identification Number.

8.2 Compliance With Laws. The Borrowers shall use the proceeds of the Loan as provided in this Agreement and not in contravention of any requirements of law and not in violation of this Agreement, and shall comply in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, the Borrowers shall (a) ensure, that no person who owns a controlling interest in or otherwise controls any Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

8.3 Payment of Taxes and Liabilities. Each Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Borrowers to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.4 Maintain Property. Borrowers shall at all times maintain, preserve and keep its plant, properties and Equipment, including any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

8.5 Maintain Insurance. Borrowers shall at all times maintain with insurance companies reasonably acceptable to the Lender, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Lender. Borrowers shall furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by each Borrower, which shall be reasonably acceptable in all respects to the Lender. Borrowers shall cause each issuer of an insurance policy to provide the Lender with an endorsement (a) showing the Lender as lender’s loss payee with respect to each policy of property or casualty insurance; and (b) providing that thirty (30) days’ notice will be given to the Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy. Borrowers shall execute and deliver to the Lender a collateral assignment, in form and substance satisfactory to the Lender, of each business interruption insurance policy maintained by the Borrowers.

15

In the event Borrowers either fail to provide the Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by any Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Lender deems advisable. This insurance coverage (i) may, but need not, protect the Borrowers’ interests in such property, including the Collateral, and (ii) may not pay any claim made by, or against, the Borrowers in connection with such property, including the Collateral. The Borrowers may later cancel any such insurance purchased by the Lender, but only after providing the Lender with evidence that the Borrowers have obtained the insurance coverage required by this Section. If the Lender purchases insurance for the Collateral, the Borrowers will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance the Borrowers may be able to obtain on their own.

8.6 [Reserved.]

8.7 Financial Statements. The Borrowers shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrowers, including: (a) within one-hundred twenty (120) days of each fiscal year end, reviewed financial statements of each Borrower prepared by an accountant acceptable to the Lender, including Borrowers’ balance sheets and income statements; (b) within fifteen (15) days after the filing due date (as such date may be extended in accordance with properly granted extensions) each year, a signed copy of the complete income tax returns filed with the Internal Revenue Service by the Borrowers; (c) within thirty (30) days of each calendar month end, reviewed monthly financial statements for each of the Borrowers prepared internally by each of the Borrowers, including Borrowers’ balance sheets and income statements; (d) within thirty (30) days of each calendar month end, a Borrowing Base Certificate (as defined in Section 10.3, below); and (e) any other information as the Lender may reasonably request from time to time.

No change with respect to such accounting principles shall be made by the Borrowers without giving prior notification to the Lender. Each Borrower represents and warrants to the Lender that the financial statements delivered to the Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrowers. The Lender shall have the right at all times during business hours to inspect the books and records of the Borrowers and make extracts therefrom.

16

8.8 Guarantor Financial Statements. The Borrowers shall furnish, or cause to be furnished, to the Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of each Guarantor, as are required under the Guaranty.

8.9 Supplemental Financial Statements. The Borrowers shall immediately upon receipt thereof, provide to the Lender copies of interim and supplemental reports if any, submitted to the Borrowers by independent accountants in connection with any interim audit or review of the books of the Borrowers.

8.10 Field Audits. The Borrowers shall permit the Lender to inspect the tangible assets and/or other business operations of the Borrowers to perform appraisals of the Collateral of the Borrowers and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral, the results of which must be satisfactory to the Lender in the Lender’s sole and absolute discretion. All such inspections or audits by the Lender shall be at the Borrowers’ sole expense.

8.11 Other Reports. The Borrowers shall, within such period of time as the Lender may specify, deliver to the Lender such other schedules and reports as the Lender may require.

8.12 Collateral Records. The Borrowers shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Lender’s Lien in the Collateral.

8.13 Intellectual Property. The Borrowers shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore or as hereafter conducted by it.

8.14 Notice of Proceedings. The Borrowers, promptly upon becoming aware, shall give written notice to the Lender of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrowers to the Lender which has been instituted or, to the knowledge of the Borrowers, is threatened against any Borrower or to which any of properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.15 Notice of Event of Default or Material Adverse Effect. The Borrowers shall, immediately after the commencement thereof, give notice to the Lender in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

17

8.16 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Borrowers, the Borrowers shall cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrowers shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Borrowers of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Borrowers shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.17 Further Assurances. The Borrowers shall take such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of the Borrower, in each case as the Lender may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.18 [Reserved.]

8.19 [Reserved.]

SECTION 9. NEGATIVE COVENANTS

9.1 Debt. No Borrower shall, either directly or indirectly, create, assume, incur or have outstanding any debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except (a) the Obligations under this Agreement and the other Loan Documents; (b) obligations of the Borrower for taxes, assessments, municipal or other governmental charges; and (c) obligations of the Borrowers for accounts payable, other than for money borrowed, incurred in the ordinary course of business.

9.2 Encumbrances. No Borrower shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrowers, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

9.3 Investments. Borrowers shall not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person. Borrowers will not purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all or substantially all the assets of any entity.

9.4 Transfer; Merger; Sales. The Borrowers shall not, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities, except for sales of inventory in the ordinary course of business, or (c) sell or assign, with or without recourse, any receivables; except that, notwithstanding the foregoing, the Borrowers may transfer assets between them

18

9.5 Issuance of Capital Securities. The Borrowers shall not issue any Capital Securities.

9.6 Distributions. Except for distributions that do not cause the Borrowers to violate the provisions of Section 10.1 below on a proforma basis, Borrowers shall not, without prior written consent of Lender, pay any dividends on or make any distribution on account of any class of Borrowers’ capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock.

9.7 Transactions with Affiliates. The Borrowers shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of the Borrowers other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrowers and upon fair and reasonable terms which are fully disclosed to the Lender and are no less favorable to the Borrowers than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrowers.

9.8 Unconditional Purchase Obligations. The Borrowers shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

9.9 Cancellation of Debt. The Borrowers shall not cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

9.10 [Reserved.]

9.11 Business Activities; Change of Legal Status and Organizational Documents. Each Borrower shall not (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (c) permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender.

SECTION 10. FINANCIAL COVENANTS

10.1 Debt Service Coverage. As of the end of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending June 30, 2020, the Borrowers shall maintain a ratio of (a) the sum of the Borrowers’ net income, depreciation, amortization, and interest expense for such period, to (b) the sum of the Borrower’s interest expense, current maturities of long term debt and current maturities of lease payments for such period, of not less than 1.20 to 1.00, in each case as determined by the Lender.

19

10.2 Covenant Compliance Certificate. The Borrowers shall, as of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2020, deliver to the Lender within thirty (30) days of such fiscal quarter end, a duly completed compliance certificate (a “Compliance Certificate”), containing a computation of its debt service coverage ratio as provided in Section 10.1 above.

10.3 Borrowing Base. The Borrowers shall maintain a minimum monthly collateral base of at least $3,000,000.00 (“Borrowing Base”) which shall secure the Borrowers’ Obligations; the Borrowing Base shall be determined under the following calculation: 100% of cash plus 85% of accounts receivable which are less than 90 days aged plus 60% of inventory plus 50% of equipment at Borrowers’ book value. The Borrowing Base and compliance with this Section 10.3 shall be reported through a “Borrowing Base Certificate,” a form of which will be provided to Borrowers by Lender. The Borrowing Base Certificate shall be delivered to Lender in accordance with Section 8.7 herein. If the Borrowing Base Certificate reports a Borrowing Base less than the threshold required herein, Borrowers shall have fifteen (15) days from the due date of the respective Borrowing Base Certificate, which revealed or would have revealed such shortfall, to cure the deficiency.

SECTION 11. EVENTS OF DEFAULT

The Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1 Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due.

11.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Lender shall be false in any material respect when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Lender by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

11.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in the other Loan Documents or any other agreement with the Lender and such failure to perform or default in performance continues beyond any applicable grace or cure period.

11.4 Default under Loan Documents. A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

11.5 Default under Other Debt. Any default by any Obligor in the payment of any indebtedness for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

11.6 Other Material Obligations. Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

20

11.7 Bankruptcy, Insolvency, etc. Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for sixty (60) days; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8 Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor which is not fully covered by insurance.

11.9 Change in Control. The occurrence of any Change in Control.

11.10 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (a) bonded over to the satisfaction of the Lender and appealed, (b) vacated, or (c) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Lender acting in good faith, to become unsatisfactory as to value or character, or which causes the Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed reasonably necessary by the Lender to preserve and maintain the value and collectability of the Collateral.

11.11 Material Adverse Effect. The occurrence of any development, condition or event which has a Material Adverse Effect on the Borrower.

11.12 Guaranty. There is a discontinuance by any of the Guarantors of any Guaranty or any of the Guarantors shall contest the validity of any such Guaranty, or the death or legal declaration of incompetency of any Obligor who is a natural person.

11.13 [Reserved.]

11.14 Mortgages. Except as provided in Section 7 of the Purchase and Sale Agreement, if any of the Mortgages shall, for whatever reason, no longer remain in full force and effect, or the validity of the respective liens granted thereunder shall be contested by any Person, or a default occurs under any of the Mortgages.

21

SECTION 12. REMEDIES

Upon the occurrence of an Event of Default, the Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence of an Event of Default, declare all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Lender. Each Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any of the Borrowers, any of the Guarantors or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

12.1 Possession and Assembly of Collateral. The Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrowers’ premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Lender shall have the right to store and conduct a sale of the same in any of the Borrowers’ premises without cost to the Lender. At the Lender’s request, the Borrowers will, at the Borrowers’ sole expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and the Borrowers.

12.2 Sale of Collateral. The Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender may deem proper, and the Lender may purchase any or all of the Collateral at any such sale. Each Borrower acknowledges that the Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Each Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrowers. The Borrowers shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender at least ten (10) calendar days before the date of such disposition. Each Borrower hereby confirms, approves and ratifies all acts and deeds of the Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Each Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Lender shall deem appropriate. Each Borrower expressly absolves the Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

22

12.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Borrowers or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

12.4 UCC and Offset Rights. The Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Lender may, from time to time, elect, any indebtedness of the Lender to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Lender. Each Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lender to any Obligor.

23

12.5 Additional Remedies. The Lender shall have the right and power to: (a) instruct the Borrowers, at their own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon; (b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon; (d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Note or any of the Obligations; (e) grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Note or any of the Obligations; (f) transfer the whole or any part of securities which may constitute Collateral into the name of the Lender or the Lender’s nominee without disclosing, if the Lender so desires, that such securities so transferred are subject to the security interest of the Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same; (g) vote the Collateral; (h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrowers hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, any Borrower, any guarantor or other Person liable to the Lender for the Obligations; and (i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lender’s rights hereunder, under the Note or under any of the other Obligations.

Each Borrower hereby ratifies and confirms whatever the Lender may do with respect to the Collateral and agrees that the Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

24

12.6 Attorney-in-Fact. Each Borrower hereby irrevocably makes, constitutes and appoints the Lender (and any officer of the Lender or any Person designated by the Lender for that purpose) as the Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower’s name, place and stead, with full power of substitution, to (a) take such actions as are permitted in this Agreement, (b) execute such financing statements and other documents and to do such other acts as the Lender may require to perfect and preserve the Lender’s security interest in, and to enforce such interests in the Collateral, and (c) carry out any remedy provided for in this Agreement, including endorsing the Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Lender, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. Each Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Each Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

12.7 No Marshaling. The Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.

12.8 Application of Proceeds. The Lender will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrowers. Any proceeds of any disposition by the Lender of all or any part of the Collateral may be first applied by the Lender to the payment of expenses incurred by the Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof.

12.9 No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Lender, no remedy of law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

25

SECTION 13. MISCELLANEOUS

13.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrowers to the Lender under this Agreement or the Lender’s rights with respect to the Collateral: (a) acceptance or retention by the Lender of other property or any interest in property as security for the Obligations; (b) release by the Lender of any of the Borrowers, any of the Guarantors or of all or any part of the Collateral or of any party liable with respect to the Obligations; (c) release, extension, renewal, modification or substitution by the Lender of the Note, or any note evidencing any of the Obligations, or the compromise of the liability of any of the Guarantors of the Obligations; or (d) failure of the Lender to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2 Entire Agreement. This Agreement and the other Loan Documents (a) are valid, binding and enforceable against the Borrowers and the Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (b) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (c) are the final expression of the intentions of the Borrowers and the Lender. No promises, either expressed or implied, exist between the Borrowers and the Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents.

13.3 Amendments; Waivers. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

26

13.4 WAIVER OF DEFENSES. EACH BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS AGREEMENT. PROVIDED THE LENDER ACTS IN GOOD FAITH, EACH BORROWER RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

13.5 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, MAY BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.6 WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND THE BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

27

13.7 Assignability. The Lender may at any time assign the Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Lender’s rights in any or all of the Collateral, and the Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Lender may at any time sell one or more participations in the Loans. In conjunction with such assignment or participation, each Obligor consents to the disclosure of any and all books, records, files, loan documents, signature cards, corporate and/or partnership documents, financial statements, leases, appraisals, environmental audits, hazard and liability insurance policies, title insurance policies, loan payment histories, income tax returns, credit analyses, notes, correspondence, internal memoranda, checks, deposit account records and other documents relating to the Obligations to prospective assignees or participants. The Borrowers may not sell or assign this Agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender. This Agreement shall be binding upon the Lender and the Borrowers and their respective legal representatives and successors. All references herein to the Borrowers shall be deemed to include any successors, whether immediate or remote.

13.8 Confirmations. The Borrowers and the Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loan then outstanding under the Note.

13.9 Binding Effect. This Agreement shall become effective upon execution by the Borrowers and the Lender. If this Agreement is not dated or contains any blanks when executed by the Borrowers, the Lender is hereby authorized, without notice to the Borrowers, to date this Agreement as of the date when it was executed by the Borrowers, and to complete any such blanks according to the terms upon which this Agreement is executed.

13.10 Governing Law. This Agreement, the Loan Documents and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

13.11 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.12 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrowers herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Lender, and the Lender has been indefeasibly paid in full in cash. The Lender, in extending financial accommodations to the Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

28

13.13 Extensions of Lender’s Commitment. This Agreement shall secure and govern the terms of any replacement note executed by the Borrowers and accepted by the Lender in its sole and absolute discretion in substitution for the Note.

13.14 Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Borrowers of each covenant, agreement, provision and term of this Agreement.

13.15 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals thereof.

13.16 Notices. Except as otherwise provided herein, each Borrower waives all notices and demands in connection with the enforcement of the Lender’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

To the Borrowers:	USAC ROSS LLC USAC WA LLC c/o Amerinac Holding Corp. 5936 State Route 159 Chillicothe, OH 45601 Attn: William Golden Email: wjgolden@polymathescapital.com

To the Lender:	SummitBridge National Investments VI LLC 1700 Lincoln Street, Suite 2150 Denver, CO 80203 Telephone: 720-221-3120 Attn: Karen Mayes Email: kmayes@summit-investment.com

With copy to:	Christopher Schueller, Esq. Buchanan Ingersoll & Rooney PC Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219 Telephone: 412-562-8800 Email: christopher.schueller@bipc.com or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (a) if served in person, upon acceptance or refusal of delivery; (b) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (c) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

29

13.17 Costs, Fees and Expenses. The Borrowers shall pay or reimburse the Lender for all reasonable costs, fees and expenses incurred by the Lender or for which the Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Lender, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Lender or any Affiliate of the Lender, plus costs and expenses of such attorneys or of the Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, the Borrowers shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any the Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Borrowers to the Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Borrowers to the Lender on demand. If at any time or times hereafter the Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, the Borrowers, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or the Borrowers’ business or affairs, or (iii) to enforce any rights of the Lender against the Borrowers or any other Person that may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Lender’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Borrowers to the Lender on demand.

30

13.18 Indemnification. Each Borrower agrees to defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Lender’s rights and remedies under this Agreement, the Loan Documents, the Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrowers and the Lender; provided, however, that the Borrowers shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrowers, shall be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.19 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.20 Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrowers, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrowers in accordance with the Act.

[SIGNATURES APPEAR ON NEXT PAGE]

31

IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Loan and Security Agreement as of the date first above written.

USAC ROSS LLC, a Delaware limited liability company

By:
Name:
Title:

USAC WA LLC, a Delaware limited liability company

By:
Name:
Title:

SUMMITBRIDGE NATIONAL INVESTMENTS VI LLC, a Delaware limited liability company

By:
Name:
Title:

S-1